FUQI International Provides Preliminary
First Quarter 2008 Financial Results

-- 1Q08 Revenue Expected to be in $76-$77 Million Range which Exceeds Previous Forecast -
-- 1Q08 Diluted EPS Expected to be $0.27-$0.28 which Exceeds Previous Forecast --
-- Company Raises Fiscal 2008 Revenue, Net Income and Diluted EPS Forecasts -

Shenzhen, China, April 17, 2008 - FUQI International, Inc. (Nasdaq GM: FUQI), a leading designer of high quality precious metal jewelry in China, developing, promoting, and selling a broad range of products in the large and rapidly expanding Chinese luxury goods market, today announced that after initial review of its operating results for the 2008 first quarter, and internal forecasts for the remainder of the year, management sees operating results for its business substantially ahead of its most recent financial guidance provided at the time the Company reported its fourth quarter and fiscal 2007 financial results. Management now anticipates first quarter 2008 revenue of US$76-$77 million, net income of $5.7-$5.8 million and diluted EPS of $0.27-$0.28. Preliminary first quarter financial results include an expected contribution of approximately $1.0-$1.1 million from the Company’s two jewelry retail counters. This new guidance replaces management's previous forecast of wholesale revenue of approximately US$62 million, net income in the range of $4.0-$4.4 million, and diluted EPS of $0.19-$0.21. Gross margin for the first quarter is expected to be approximately 11%, and net margin is expected to be approximately 7.5%.

The Company has also raised its financial forecast for the 2008 fiscal year. The Company now anticipates total wholesale revenue of approximately US$290-$300 million, net income of $18.9-$19.5 million, and diluted EPS of $0.85-$0.90. This updated guidance replaces management's previous 2008 forecast of wholesale revenue of approximately US$235-$250 million, net income of $15.3-$17.5 million, and diluted EPS of $0.70-$0.80. In 2008, the Company expects to continue to sustain long term wholesale gross margins in the 10.5% range, in line with its historical average, with additional gross margin upside as its branded retail business becomes more meaningful to overall sales.

Mr. Yu Kwai Chong, Chairman of FUQI International commented, "We continue to see strong growth in our wholesale business and believe that our efforts to increase FUQI’s brand awareness are paying off. The biggest drivers of growth came from deeper penetration and larger orders placed by existing customers and from our enhanced working capital position which has expanded our offering of sophisticated, fashionable gold and platinum jewelry products. We believe these factors will provide continued momentum in our business as we progress through 2008. The jewelry market in China remains very healthy and as a leading, well-capitalized jewelry supplier in China, we believe we have great potential to further expand our sales channels. The continued growth of our wholesale business combined with our retail sales rollout provides us with a compelling opportunity to expand our market position in China in 2008 and beyond.”

This updated 2008 financial guidance does not take into consideration any potential acquisitions that the company may be contemplating. The Company expects to report final Q1 2008 financial results during the first half of May 2008.

About FUQI International, Inc.
Based in Shenzhen, China, FUQI International, Inc. is a leading designer of high quality precious metal jewelry in China, developing, promoting, and selling a broad range of products in the large and rapidly expanding Chinese luxury goods market.

Safe Harbor Statement

The statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the vulnerability of the Company’s business to a general economic downturn in China; fluctuation and unpredictability of costs related the gold, platinum and precious metals and other commodities used to make the Company’s products; changes in the laws of the PRC that affect the Company’s operations; the Company’s recent entry into the retail jewelry market; competition from competitors; the Company’s ability to obtain all necessary government certifications and/or licenses to conduct its business; development of a public trading market for the Company’s securities; the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company’s operations; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s reports and other filings with the Securities and Exchange Commission.

Contact:
FUQI International, Inc.
Dexter Fong
Executive VP of Corporate Development
Phone: 1-408-786-5540

ICR Inc.
In the U.S:
Bill Zima
Phone: 1-203-682-8200 (Investor Relations)
-or-
In Asia:
Xuyang Zhang
Phone: 86 10 8523 3087 (Investor Relations)